THOMPSON BRUSSELS   CINCINNATI   CLEVELAND    COLUMBUS    DAYTON    NEW YORK
WASHINGTON, D.C.
  HINE





September 18, 2002

AmeriPrime Advisors Trust
1793 Kingwood Drive
Southlake, Texas 76092

        Re: AmeriPrime Advisors Trust, File Nos. 333-85083 and 811-09541

Gentlemen:

     A legal opinion that we prepared was filed with Post-Effective Amendment No. 28 to the AmeriPrime Advisors Trust Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 35 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                              Very truly yours,

                                                                    /S/

                                                               Thompson Hine LLP